Exhibit 10.5



(LOGO)
WHITE DIAMOND
SPIRITS, INC.



                                   MEMORANDUM

DATE:  January 4, 2000

TO:  Majestic Distilling Co., Inc.
     Mr. Lee Schuman, President
     Mr. Harold "Corky" Graff, Vice President
     Sales & Marketing

FROM:  Roger Baer, C.O.O. Vice President Sales & Marketing

RE: Formal Letter of Agreement for the Appointment of Majestic Distilling Co., Inc. as Master Sales Agent/Broker To Represent White Diamond Spirits, Inc. in Specific Designated USA States

This agreement shall be in effect beginning January 1, 2000 through December 31, 2003. There will be as mutually agreed to a 4th and 5th year option.

The following markets which Majestic Distilling Company has agreed to represent White Diamond Spirits in, are as follows:

Massachusetts       Maryland          North Caroline         Georgia
Nebraska            Florida           D.C.                   South Carolina
Tennessee           Missouri          Pennsylvania           Arkansas
Kentucky            Kansas            Ohio                   Delaware
Michigan            New York          Virginia               New Hampshire
W. Virginia         Vermont           Rhode Island           Colorado
Maine               Texas             Alabama

Additional US markets may be considered in the future. Any and all international markets will be discussed and handled accordingly.

At this point in time, an inventory of Brilliant Vodka 750 ML, 100 ML and 50 ML's will be maintained at

                                                            19360 Rinaldi Street
                                                                        PMB #348
                                                           Northridge, CA  91326

                                                               TEL:(800)971-8003
                                                               FAX:(818)368-1956

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January 4, 2000
Page 2

Majestic Distilling Co. no storage fee to WDS.

This inventory will be tax and duty paid and solely owned by WDS. This inventory will be used to sell and service specific designated markets by WDS and Majestic. Majestic will be responsbile for the safekeeping of WDS inventory on their premises.

Certain designated markets by WDS and Majestic will be shipped and billed by Majestic, counter billed by WDS for payment. Billing and payment details to be worked out under separate cover.

At a mutually agreed to time, Majestic may want to purchase product from WDS under certain conditions, terms and price - details under separate agreement.

WDS  has  assumed   product   liability  of  Brilliant  Vodka  (copy  of  policy
forthcoming), WDS assumed all risk of loss.

Regarding Brilliant Vodka as a line extension on certain designated states, any costs born by Majestic regading state licensing fees both for open and control states will be reimbursed by WDS. This to be discussed prior to state appointments.

All distributor appointments as it relates to the agreement bewteen Majestic and WDS must be approved prior to any appointment, in writing.

Any trade, newspaper, magazine, P.R. releases by Majestic, must be approved in advance in writing to WDS prior to release.

Promotional and advertising funding will be handled by WDS unless otherwise agreed to by Majestic and WDS.

All P.O.S. will be furnished by WDS unless otherwise agreed to with Majestic.

Sample product will be provided by WDS. Discussion of usuage of product by Majestic with WDS prior to withdrawl. A Record of all samples will be kept


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January 4, 2000
Page 3

on file and reviewed on a monthly basis.

Specifics of responsibility/performance by Majestic.

- Distribution of product (Brilliant Vodka) in assigned state.
- Maintain reasonable product size and quantity inventory in designated states.
- Oversee-mutually agreed to distributor programs.
- Copies of all distributor/retailer programs or agreements where legal and applicable.
- Written recaps of all state programs instituted.
- Copies of all inventory and depletion reports by states where applicable.
- Where billing in either control or open states is done by Majestic (as agreed to) reimbursement of those funds to WDS will be in a timely manner upon said payment by distributor or state board made to Majestic.
- Any additional promotional funds that we deem necessary in the various designated markets will be on a need-to-do basis.

As I stated earlier, we are excited and enthusiactic about this new venture and look forward to many successful and prosperous years.

Sincerely,

/s/ Signature
-------------
Roger Baer, COO
Vice President Sales & Marketing

CC:  Mike Marleau, President/CEO (WDS)


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